Exhibit 4.17

                              CERTIFICATE OF TRUST
                          OF ALLEGHENY CAPITAL TRUST I

     The undersigned, the trustees of Allegheny Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3801 et. seq., hereby certify as follow:

     (a) The name of the business trust being formed hereby (the "Trust") is "Allegheny Capital Trust I".

     (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          Bank One Delaware, Inc.
          Three Christina Centre
          201 North Walnut Street
          Wilmington, Delaware 19801

     (c) This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     (d)  This Certificate of Trust shall be effective as of its filing.

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     IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have executed this Certificate of Trust.



                                           BANK ONE DELAWARE, INC.,
                                           as Trustee


                                           By: /s/ Sandra L. Caruba
                                               -----------------------
                                               Name: Sandra L. Caruba
                                               Title: Vice President


                                           By: /s/ Regis F. Binder
                                               -----------------------
                                               Name: Regis F. Binder,
                                               as Trustee